Exhibit 5.2
55 Hudson Yards | New York, NY 10001-2163
T: 212.530.5000
milbank.com

June 17, 2024
Applied Digital Corporation
3811 Turtle Creek Blvd., Suite 2100
Dallas, Texas 75219

Re: Prospectus Supplement to Registration Statement on Form S-3 (File No. 333-279155)
Ladies and Gentlemen:
We refer to the Prospectus Supplement dated June 17, 2024 filed by Applied Digital Corporation, a Nevada corporation (the “Company”), with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act Regulations (“Prospectus Supplement”), which supplements the base prospectus dated May 16, 2024 (together with the Prospectus Supplement, the “Prospectus”) included in the Company’s Registration Statement on Form S-3 (File No. 333-279155) which was declared effective on May 16, 2024, (such Registration Statement in the form in which it became effective is referred to herein as the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s issuance of up to 6,300,449 warrants pursuant to the Common Stock Purchase Warrant, dated June 17, 2024 (the “Warrant”), issued by the Company, in favor of CIM APLD Lender Holdings, LLC.
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Prospectus Supplement.
We have examined the Registration Statement and exhibits thereto, including (i) the Prospectus; (ii) the Second Amended and Restated Articles of Incorporation of the Company; (iii) the Third Amended and Restated Bylaws of the Company; (iv) the Warrant and (v) certain resolutions and minutes of meetings of the Board of Directors of the Company relating to (A) the issuance and sale of the Warrant and other actions with regard thereto and (B) other related matters. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to or obtained by us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to or obtained by us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company, including the representations and warranties made in the Warrant and related transactional documents.
Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that when the Warrant has been issued and delivered against payment therefor in accordance with the terms of the Warrant and in the manner contemplated by the Prospectus and by such corporate action (assuming the Warrant has been duly authorized, executed and authenticated, and the securities issuable upon exercise of such Warrant have been duly authorized and reserved for issuance by all necessary corporate action), such Warrant will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to any other laws, rules or regulations, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Milbank LLP
Milbank LLP